UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2005

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 4, 2005, TurboChef Technologies, Inc. (“TurboChef”) issued a press release (the “Release”) reporting its financial results for the quarter ended March 31, 2005. A copy of the Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Report furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 2.02 of this Form 8-K.

ITEM 5.02    APPOINTMENT OF PRINCIPAL OFFICERS

On May 3, 2005, the Company’s Board of Directors approved the appointment of Joseph T. McGrain, age 57, as Vice President of the Company and president of the Company’s residential oven division. Mr. McGrain serves until he is replaced by the Board of Directors, resigns or retires. Prior to joining the Company, Joseph McGrain was the president of Wolf Range Company LLC, a U.S. manufacturer of commercial cooking equipment from 1998 until the fall of 2004. He was the president of Gaggenau USA Corporation, a distributor of high quality European residential cooking equipment and subsidiary of Bosch Siemens Group, Germany, from 1995 to 1998. Prior to that position Mr. McGrain was a managing director of the UK division of Gaggenau from 1994 to 1995 and was previously a sales manager at Bosch Siemens.

The Company and Mr. McGrain entered into an employment agreement for two years, effective on April 25, 2005, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

ITEM 8.01    OTHER EVENTS

On May 4, 2005, TurboChef also announced that its Board of Directors has authorized the Company to repurchase from time to time up to an aggregate of $10 million of its common stock. The announcement is included in the press release furnished as Exhibit 99.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 25, 2005, by and between TurboChef Technologies, Inc. and Joseph T. McGrain

99.1	Press Release of TurboChef Technologies, Inc. dated May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant)

By:	/s/ James A. Cochran
James A. Cochran Senior Vice President and Chief Financial Officer

Date: May 4, 2005